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Exhibit 4.1
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                                CERTIFICATE OF
                      RESTATED ARTICLES OF INCORPORATION
                                      OF
                         ADC TELECOMMUNICATIONS, INC.


     The undersigned, duly elected Vice President, Corporate Secretary and General Counsel of ADC Telecommunication, Inc., a Minnesota corporation (the "Company"), hereby certifies that the following Restated Articles of Incorporation of ADC Telecommunications, Inc. were authorized by a resolution approved by the Board of Directors of the Company on April 1, 1997 and correctly set forth without change the corresponding provisions of the articles as previously amended. The Restated Articles of Incorporation of ADC Telecommunications, Inc. stated below shall supersede and take the place of its existing Articles of Incorporation and all amendments thereto.


                      RESTATED ARTICLES OF INCORPORATION
                                      OF
                         ADC TELECOMMUNICATIONS, INC.

     1.   The name of this corporation shall be "ADC Telecommunications, Inc."

     2. The address of the registered office of this corporation in Minnesota is 12501 Whitewater Drive, Minnetonka, Minnesota 55343.

     3. The aggregate number of shares which this corporation shall have authority to issue is 310,000,000 shares, divided into 300,000,000 shares of Common Stock, par value $.20 per share, and 10,000,000 shares of Preferred Stock, no par value.

     (a) Common Stock. The holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of earnings or surplus legally available therefor, dividends payable either in cash, in property or in shares of the capital stock of the corporation. Each holder of record of the Common Stock shall have one vote for each share of Common Stock registered in his name on the books of the corporation and entitled to vote. The Common Stock shall have no special powers, preferences or rights, or qualifications, limitations or restrictions thereof.

     (b) Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series as the Board of Directors may determine, as hereinafter provided. The Board of Directors is hereby authorized, by resolution or resolutions, to provide from time to time for series of Preferred Stock out of the shares of Preferred Stock not then allocated to any series of Preferred Stock. Before any

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     shares of any such series of Preferred Stock are issued, the Board of
     Directors shall fix and determine, and is hereby expressly empowered to fix and determine, by resolution or resolutions, the designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, including, without limiting the generality of the foregoing, any of the following provisions with respect to which the Board of Directors shall determine to make affirmative provision:

               (i) The designation and name of such series and the number of shares that shall constitute such series;

               (ii) The annual dividend rate or rates payable on shares of such series, the date or dates from which such dividends shall commence to accrue and the dividend payment dates for such dividends;

               (iii) Whether dividends on such series are to be cumulative or noncumulative, and the participating or other special rights, if any, with respect to the payment of dividends;

               (iv) Whether such series shall be subject to redemption and, if so, the manner of redemption, the redemption price or prices and the terms and conditions on which shares of such series may be redeemed;

               (v) Whether such series shall have a sinking fund or other retirement provisions for the redemption or purchase of shares of such series and, if so, the terms and amount of such sinking fund and other retirement provisions and the extent to which the charges therefor are to have priority over the payment of dividends on, or the making of sinking fund or other like retirement provisions for, shares of any other series or over dividends on the Common Stock;

               (vi) The amounts payable on shares of such series on voluntary or involuntary dissolution, liquidation or winding up of the affairs of the corporation and the extent to which such payment shall have priority over the payment of any amount on voluntary or involuntary dissolution, liquidation or winding up of the affairs of the corporation and the extent to which such payment shall have priority over the payment of any amount on voluntary or involuntary dissolution, liquidation or winding up of affairs of the corporation, on shares of any other series or on the Common Stock;

               (vii) The terms and conditions, if any, on which shares of such series may be converted into, or exchanged for, shares of any other series or the Common Stock;

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               (viii)    The extent of the voting power, if any, of the shares
          of such series;

               (ix) The stated value, if any, for the shares of such series, the consideration for which shares of such series may be issued and the amount of such consideration that shall be credited to the capital account; and

               (x) Any other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the share of such series.

          The Board of Directors is expressly authorized to vary the provision relating to the foregoing matters among the various series of Preferred Stock.

          All shares of the Preferred Stock of any one series shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be payable and, if cumulative, shall cumulate.

          Shares of any series of Preferred Stock that shall be issued and thereafter acquired by the corporation through purchase, redemption (whether through the operation of a sinking fund or otherwise), conversion, exchange or otherwise, shall upon appropriate filing and recording to the extent required by law, have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of such series or as part of any other series of Preferred Stock. Unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issue thereof, the number of authorized shares of stock of any series of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by resolution or resolutions of the Board of Directors and appropriate filing and recording to the extent required by law. In case the number of shares of any such series of Preferred Stock shall be decreased, the shares representing such decrease shall, unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, resume the status of authorized but unissued shares of Preferred Stock undesignated as to series.

     4.   The shareholders of this corporation:

     (a) shall have no pre-emptive rights to subscribe to any issue of shares of any class of this corporation now or hereafter made; and

     (b)  shall have no right to cumulate votes in the election of directors.

     5.1 Whether or not a vote of shareholders is otherwise required, the affirmative vote of the holders of not less than 80 percent of the outstanding shares of "Voting Stock" (as hereinafter defined) of the corporation shall be required for the approval of any "Business Combination" (as hereinafter defined) with any "Related Person" (as hereinafter

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defined) involving the corporation or the approval or authorization by the corporation in its capacity as a shareholder of any Business Combination involving a "Subsidiary" (as hereinafter defined) which requires the approval or authorization of the shareholders of the Subsidiary; provided, however, that the 80 percent voting requirement shall not be applicable if:

     (a) The "Continuing Directors" (as hereinafter defined) by a majority vote have expressly approved the Business Combination; or

     (b) The Business Combination is a merger, consolidation, exchange of shares or sale of all or substantially all of the assets of the corporation and the cash or fair market value of the property, securities or other consideration to be received per share by holders of common stock of the corporation other than the Related Person is not less than the highest per share price (with appropriate adjustments for recapitalizations, stock splits, stock dividends and like distributions), paid by the Related Person in acquiring any of its holdings of the corporation's common stock.

     5.2  For the purpose of this Article 5:

     (a)  The term "Business Combination" shall mean:

               (i) any merger or consolidation of the corporation or a Subsidiary with or into a Related Person;

               (ii) any exchange of shares of the corporation or a Subsidiary for shares of a Related Person which, in the absence of this Article, would have required the affirmative vote of at least a majority of the voting power of the outstanding shares of the corporation entitled to vote or the affirmative vote of the corporation, in its capacity as a shareholder of the Subsidiary;

               (iii) any sale, lease, exchange, transfer or other disposition (in one transaction or in a series of transactions), including without limitation a mortgage or any other security device, of all or any "Substantial Part" (as hereinafter defined) of the assets either of the corporation (including without limitation any voting securities of a Subsidiary) or of a Subsidiary, to or with a Related Person;

               (iv) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of transactions) of all or any Substantial Part of the assets of a Related Person to or with the corporation or a Subsidiary;

               (v) the issuance to a Related Person of any securities (except pursuant to stock dividends, stock splits or similar transactions which would not have the effect of increasing the proportionate voting power of a Related Person)

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          of the corporation or of a Subsidiary (except pursuant to a pro rata distribution to all holders of common stock of the corporation);

               (vi) any recapitalization or reclassification that would have the effect of increasing the voting power of a Related Person; and

               (vii) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

     (b) The term "Related Person" shall mean and include any individual, corporation, partnership or other person or entity which, together with its "Affiliates" and "Associates" (as defined on January 16, 1984 by Rule 12b-2 under the Securities Exchange Act of 1934), "Beneficially Owns" (as defined on January 16, 1984 by Rule 13d-3 under the Securities Exchange Act of 1934) in the aggregate 15 percent or more of the outstanding Voting Stock of the corporation, and any Affiliate or Associate (other than the corporation, or a wholly-owned subsidiary of the corporation) of any such individual, corporation, partnership or other person or entity.

     (c) The term "Substantial Part" shall mean more than 30 percent of the fair market value of the total assets of the corporation in question, as of the end of its most recent fiscal year ending prior to the time the determination is being made.

     (d) Without limitation, any shares of common stock of the corporation that any Related Person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed beneficially owned by the Related Person.

     (e) The term "Subsidiary" shall mean any corporation, a majority of the equity securities of any class of which are owned by the corporation, by another Subsidiary, or in the aggregate by the corporation and one or more of its Subsidiaries.

     (f) The term "Voting Stock" shall mean all outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares.

     (g) The term "Continuing Director" shall mean (i) a director who was a member of the Board of Directors of the corporation either on January 16, 1984 or immediately prior to the time that any Related Person involved in the Business Combination in question became a Related Person or (ii) any person becoming a director whose election, or nomination for election by the corporation's shareholders, was approved by a vote of a majority of the Continuing Directors; provided, however, that in no event shall a Related Person involved in the Business Combination in question be deemed to be a Continuing Director.

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     5.3  For the purposes of this Article 5 the Continuing Directors by a majority vote shall have the power to make a good faith determination, on the basis of information known to them of: (i) the number of shares of Voting Stock of the corporation that any person or entity Beneficially Owns; (ii) whether a person or entity is an Affiliate or Associate of another; (iii) whether the assets subject to any Business Combination constitute a Substantial Part; (iv) whether any business transaction is one in which a Related Person has an interest; (v) whether the cash or fair market value of the property, securities or other consideration to be received per share by holders of common stock of the corporation other than the Related Person in a Business Combination is an amount at least equal to the highest per share price paid by the Related Person; and (vi) such other matters with respect to which a determination is required under this Article 5.

     5.4 The provisions set forth in this Article 5 may not be repealed or amended in any respect, unless such action is approved by the affirmative vote of the holders of not less than 80 percent of the outstanding shares of Voting Stock of this corporation.

     6.1 The number of directors may be increased or decreased from time to time by a resolution adopted by the holders of at least 80 percent of the shares of outstanding "Voting Stock" (as defined in Article 5 hereof) of the corporation entitled to vote (unless the proposed increase or decrease has been expressly approved by a majority vote of all members of the Board of Directors in which case such an increase or decrease shall be approved by the holders of a majority of the shares of outstanding Voting Stock of the corporation) or such number may be increased by the majority vote of all members of the Board of Directors. The directors shall be divided into three classes as equal in number as possible.

     At each regular meeting of the shareholders following the 1984 regular shareholders' meeting (at which meeting the directors were divided into three classes with directors in the first class, second class and third class elected to serve until the regular meetings of shareholders held in 1985, 1986 and 1987, respectively), each director elected to succeed a director whose term has expired shall hold office until the third succeeding regular meeting of the shareholders after such director's election and until such director's successors have been duly elected and qualified, or until the earlier death, resignation, removal or disqualification of such director. In case of any increase or decrease in the number of directors, the increase or decrease shall be distributed among the several classes as equally as possible as shall be determined by a majority vote of all members of the Board of Directors or by the holders of at least 80 percent of the shares of outstanding Voting Stock of the corporation.

     6.2 Vacancies in the Board of Directors of this corporation occurring by reason of death, resignation, removal or disqualification shall be filled for the unexpired term by a majority of the remaining directors, even though less than a quorum. Vacancies resulting from newly created directorships resulting from an increase in the authorized number of directors by action of the Board of Directors may be filled by a majority vote of the

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remaining directors.  Each director elected to fill a vacancy shall hold office until a qualified successor is elected by the shareholders at their next regular meeting. At such next regular meeting the shareholders shall elect a director to fill the remainder of any unexpired term for which a director has been elected to fill a vacancy by the Board of Directors.

     6.3 Any or all of the directors may be removed from office any time, with or without cause, by the affirmative vote of the shareholders holding 80 percent of the shares of outstanding Voting Stock (unless the removal has been expressly approved by the majority vote of all member of the Board of Directors in which case the removal shall require the affirmative vote of the shareholders holding a majority of the outstanding shares of Voting Stock of the corporation). A director named by the Board of Directors to fill a vacancy may be removed from office at any time, with or without cause, by the affirmative vote of a majority of the remaining directors if the shareholders have not elected directors in the interim between the time of the appointment to fill such vacancy and the time of removal. In the event that any one or more directors or the entire Board is removed at a shareholders' meeting, a new director or new directors shall be elected at the same meeting.

     6.4 No provision of this Article 6 may be repealed or amended in any respect except by the affirmative vote of the holders of not less than 80 percent of the outstanding shares of Voting Stock of the corporation (unless the proposed repeal or amendment has been expressly approved by a majority of all members of the Board of Directors in which case such a repeal or amendment shall be approved by the holders of a majority of the outstanding shares of Voting Stock of the corporation).

     7. A director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 302A.559 or 80A.23 of the Minnesota Statutes; (iv) for any transaction from which the director derived an improper personal benefit; or (v) for any act or omission occurring prior to the date when this Article 7 became effective.

     Any repeal or modification of the foregoing provisions of this Article 7 shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

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     IN WITNESS WHEREOF, the undersigned, David F. Fisher, Vice President,
Corporate Secretary and General Counsel of ADC Telecommunication, Inc., being duly authorized on behalf of the Company has executed this document as of the 10th day of April, 1997.


                              By:         /s/  David F. Fisher
                                   -------------------------------
                                   David F. Fisher
                                   Vice President, Corporate Secretary
                                   and General Counsel


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